Exhibit B

                               PURCHASE AGREEMENT

                                     BETWEEN

                                  CEC-ACE, L.P.

                                       AND

                      ATLANTIC CITY ELECTRIC COMPANY, INC.

                               PURCHASE AGREEMENT

       This Purchase Agreement (the "Agreement") dated as of the 15th day of April 1999, is between Atlantic City Electric Company, Inc., a New Jersey corporation ("Buyer"), and CEC-ACE, L.P., a Delaware limited partnership ("Seller").

RECITALS

       A. Seller is the sole beneficiary of that certain trust named "Atlantic City Electric Trust No. 3," created pursuant to that certain Restated Trust Agreement dated as of December 1, 1973 (as amended and/or supplemented and in effect on the date hereof (the "Trust") among (i) Shawmut Bank Connecticut, National Association, as sole successor trustee to Frank B. Smith (Ben Maushardt, deceased)("Trustee"), (ii) Seller (as present successor in interest to computer Financial Corporation)("Trustor"), and United States Leasing Corporation, as agent of Trustee.

       B. The Trustee, as Lessor, the Agent, as agent for Lessor, and Buyer, as Lessee, are party to a certain Indenture of Lease dated as of November 1, 1973, (as heretofore supplemented, the "Lease") with respect to one combustion turbine generating unit and accessory equipment described in Exhibit A to the Lease. For purposes of this Agreement, "Unit" shall mean the Unit as defined for purposes of the Lease and shall include all components and parts made part of and all other capitalized terms used herein without definition having the respective meanings specified in the Lease), pursuant to the terms of the Lease.

       C. The term of the Lease terminates on July 2, 1999 ("Lease Termination Date").

       D. The final installment of the principal of, and interest on, the borrowings under the Term Loan Agreements (such borrowings, together with the 8% Secured Notes evidencing the same, being hereinafter called the "Term Loans") is due on July 2, 1999, in the amount of $74,890.

       E. Seller, desires to sell to Buyer, and Buyer desires to purchase from Seller, the Unit, on or about the Lease Termination Date on the terms and conditions hereinafter set forth in Exhibit B.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), the parties hereto agree as follows:

                                 1. DEFINITIONS

       Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lease. For purposes of this Agreement, the term "Lessor Liens" means those liens and encumbrances which the Owner Trustee, in its individual capacity, is obliged to discharge being, any liens and encumbrances on the Unit which result from claims against the Lessor not related to the ownership of the Unit or the administration of the trust estate under the Trust Agreement or any transaction pursuant to the Operative Agreements as defined in the Trust Agreement. The term "Applicable Law" shall mean the laws of the jurisdiction in which the Unit is operated and all lawful acts, rules, regulations and orders of any commissions, boards, or other legislative, judicial or executive bodies or officers having the power to regulate or supervise the use, leasing or disposition of the Unit or disposition of interests in the Trust. The term "1935 Act" shall mean the Public Utility Holding Company Act of 1935, as amended.

                              2. SALE AND PURCHASE

       a) Sale and Purchase. Subject to the terms and conditions set forth herein, on the Closing Date, Seller agrees to sell, transfer and convey, free and clear of Lessor Liens and all other liens or encumbrances for which the Seller is responsible, its right, title and interest in and to the Unit to Buyer, pursuant to and subject to the terms of a Bill of Sale dated as of the Closing Date between Seller and Buyer, substantially in the form attached hereto as Exhibit A (the "Bill of Sale"). Buyer agrees to accept the sale pursuant to and subject to the terms hereof and the terms of the Bill of Sale.

       b) Total Purchase Price. The purchase price for the Unit shall be as provided in Exhibit B and is dependent upon the actual Closing Date. Should the actual Closing Date occur prior to the lease termination date, the Lessee shall be released from the remaining future lease payments.

       c) Purchase Price Payment. Payment of the Purchase Price shall be made on the Closing Date by wire transfer of immediately available funds to an account designated in writing by Seller, without deduction for bank fees and other charges.

       d) Taxes.

          i) Buyer shall be responsible for payment of any sales, use, transfer or similar taxes, fees, imposts or other charges, penalties, fines, interest or additions to tax ("Taxes") arising from the sale and purchase of the Unit.

          ii) In the event that Seller shall become aware of any Taxes for which Buyer may be responsible under this Section 2.(d), Seller shall give a reasonably detailed written notice to Buyer as promptly as reasonably practicable. The parties hereto agree to cooperate as reasonably necessary to minimize the Taxes which may otherwise be imposed. If Seller has potential liability for Taxes in respect of which Buyer has responsibility under this
Section 2.(d), Seller shall provide Buyer with adequate opportunity to contest in good faith and by appropriate proceedings (at the sole cost, risk and expense of Buyer) the imposition of such Taxes.

          iii) On the date of this Agreement, Seller has no knowledge of any Taxes in connection with the sale and purchase of the Unit.

                        3. CLOSING/CONDITIONS TO CLOSING

       a) Closing. The closing shall take place on or before July 2, 1999 (the "Closing Date") and at such time and place as the parties mutually agree. The closing may, if the parties elect, occur by mail interchange of documents. In the event the parties desire a Closing Date before July 2, 1999, the parties herein agree that such Closing Date shall be the second day of the month agreed to by the parties.

       b) Seller's Conditions to Closing. The obligation of Seller to sell, transfer and convey the Unit is subject to the conditions set forth below being complied with to the reasonable satisfaction of, or waived by, Seller on or prior to the Closing Date; provided that Seller's obligation shall not be affected by its own action or failure to act:

          i) Litigation. No action, proceeding or investigation shall have been instituted nor shall governmental action before any court or governmental authority or agency be threatened, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental authority or agency at the time of the closing on the Closing Date questioning the validity or legality of this Agreement or the transactions contemplated hereby or the ability of a party hereto to consummate such transactions.

          ii) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date. Buyer shall deliver to Seller a certificate signed by an officer of Buyer, dated the Closing Date, stating that all of the representations and warranties of Buyer contained in this Agreement are true and correct in all material respects on and as of the Closing Date.

          iii) Regulatory Approvals. Seller shall have received all necessary regulatory approvals and all Orders shall be effective and non-appealable on the Closing Date.

          iv) Change in Law. No change shall have occurred in Applicable Law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of Seller or its counsel, would make it illegal for Seller to fully perform its obligations hereunder.

          v) Incumbency Certificate. Buyer shall have delivered to Seller a certificate of a Secretary or an Assistant Secretary of Buyer, as the case may be, dated the Closing Date, certifying as to the incumbency and signatures of persons authorized to execute and deliver documents on behalf of Buyer.

          vi) Opinion of Counsel. Seller shall have received an opinion letter from Buyer's counsel dated the Closing Date, reasonably satisfactory to Seller, as to the matters set forth in Sections 4.(a)(i), (ii), (iii) and (iv).

       c) Buyer's Conditions to Closing. The obligation of Buyer to purchase the Unit and to pay the Purchase Price is subject to the conditions set forth below being complied with to the reasonable satisfaction of, or waived by, Buyer on or prior to the Closing Date; provided that Buyer's obligation shall not be affected by its own action or failure to act:

          i) Litigation. No action, proceeding or investigation shall have been instituted nor shall governmental action before any court or governmental authority or agency be threatened, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental authority or agency at the time of the closing on the Closing Date questioning the validity or legality of this Agreement or the transactions contemplated hereby or the ability of a party hereto to consummate such transactions.

          ii) Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date. Seller shall deliver to Buyer a certificate signed by an officer of Seller, dated the Closing Date to the effect that all of the representations and warranties of Seller contained in this Agreement are true and correct in all material respects on and as of the Closing Date.

          iii) Bill of Sale. The Bill of Sale shall have been duly authorized, executed and delivered by the Seller.

          iv) Change in Law. No change shall have occurred in Applicable Law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of Buyer's counsel, would make it illegal for Buyer to fully perform its obligations hereunder.

          v) Incumbency Certificate. Seller shall have delivered to Buyer a certificate of a Secretary or an Assistant Secretary of Seller, as the case may be, dated the Closing Date, certifying as to the incumbency and signatures of persons authorized to execute and deliver documents on behalf of Seller.

          vi) Opinion of Counsel. Buyer shall have received an opinion dated the Closing Date of in-house counsel to Seller, reasonably satisfactory to Buyer, as to the matters set forth in Sections 4.(a)(i), (ii), (iii) and (iv) hereof.

          vii) Release of Mortgage, Lien and Security Interest. Seller shall cause at or prior to the Closing Date, the satisfaction and release of the Indenture of Mortgage, Lessor Liens and Security Interest created pursuant to the Term Loans and all other liens and encumbrances (if any) for which Seller is responsible upon payment by Buyer of the final installment of Rent due under the Lease and application of such installment as provided therein. Seller shall produce evidence reasonably satisfactory to Buyer of such satisfaction and release.

          viii) Regulatory Approvals. Buyer shall have received all necessary regulatory approvals and all Orders shall be in effect and non-appealable on the Closing Date.

          ix) Section 9(a)(1) Order. The Section 9(a)(1) Order (as defined below) shall have been obtained.

                        4. REPRESENTATIONS AND WARRANTIES

       a) Representations and Warranties of Seller. In order to induce Buyer to enter into this Agreement and any documents contemplated hereby, and to purchase the Unit pursuant hereto, Seller makes the following representations, warranties and covenants to Buyer, each of which shall survive the execution and delivery of this Agreement and the Bill of Sale to which Seller is party:

          i) Organization. Seller is a limited partnership, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform its obligations under this Agreement and the Bill of Sale.

          ii) Authorization. This Agreement and the Bill of Sale have been duly authorized, executed and delivered by Seller. Assuming due authorization, execution and delivery, this Agreement and the Bill of Sale constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with their terms.

          iii) No Violation. Neither the execution, delivery or performance by Seller of this Agreement or the Bill of Sale, nor the consummation of any of the transactions by Seller contemplated hereby or thereby, will contravene any order or judgment applicable to or binding on Seller, or any provision of the charter or by-laws of Seller, or will result in a breach of, or constitute a default under, or contravene any provisions of, any agreement or instrument that would have an effect on the ability of Seller to perform its obligations, pursuant to the terms and conditions of this Agreement.

          iv) No Consents or Approvals. Except for those transactions and regulatory approvals disclosed to Buyer in writing prior to the Closing Date, neither the execution, delivery or performance by Seller of this Agreement or the Bill of Sale, nor the consummation by Seller of any of the transactions contemplated hereby or thereby, will require the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of any governmental authority, any trustee or holders of any indebtedness or obligations of Seller, any stockholder of Seller or any other Person as relates to the ability of Seller to perform its obligations hereunder.

          v) Prior Transfers/Seller's Liens. Seller has not transferred or encumbered (save by way of the Mortgage) any of its right, title or interest in the Unit or entered into any agreement to transfer or share such right, title or interest with any other party and will not transfer any of such right, title or interest prior to the Closing Date. There are no Lessor Liens attributable to Seller. SELLER MAKES NO OTHER REPRESENTATION OR WARRANTY WHATSOEVER AS TO THE UNIT.

          vi) No Default Under Other Agreements. To the best of Seller's knowledge, Seller is not in default, and no condition exists that with notice or lapse of time or both would constitute a material default, under any mortgage, deed of trust, indenture, or other instrument or agreement to which it is a party or by which it or any of its properties or assets may be bound, that would have a material adverse effect on any of the transactions contemplated by, or on its ability to perform its obligations under, this Agreement or the Bill of Sale, and it is not in breach of any Applicable Law that would have a material adverse effect on any of the transactions contemplated by, or on its ability to perform its obligations under, this Agreement or the Bill of Sale.

          vii) No Material Litigation. There are no pending or, to the knowledge of Seller, threatened investigations, suits or proceedings against it or affecting it or its properties, that, if determined adversely, would materially adversely affect the consummation of the transactions contemplated by, or the performance of its obligations under, this Agreement or the Bill of Sale or materially affect the right, title or interest of Buyer in the Unit.

       b) Representations and Warranties of Buyer. In order to induce Seller to enter into this Agreement and any documents contemplated hereby, and to sell the Unit, Buyer makes the following representations, warranties and covenants, each of which shall survive the execution and delivery of this Agreement and the Bill of Sale:

          i) Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power and authority to enter into and perform its obligations under this Agreement and the Bill of Sale.

          ii) Authorization. This Agreement and the Bill of Sale have been duly authorized, executed and delivered by Buyer. Assuming due authorization, execution and delivery by Seller, this Agreement and the Bill of Sale constitute the legal, valid and binding obligations of Buyer enforceable against it in accordance with their terms.

          iii) No Violation. Except for those transactions and regulatory approvals disclosed to Seller in writing prior to the Closing Date, neither the execution, delivery or performance by Buyer of this Agreement or the Bill of Sale, nor the consummation of any of the transactions by Buyer contemplated hereby or thereby, will contravene any law, regulation, order or judgment applicable to or binding on Buyer, or any provision of the charter or by-laws of Buyer, or will result in a breach of, or constitute a default under, or contravene any provisions of, any agreement or instrument to which it is a party or by which it is bound.

          iv) No Consents or Approvals. Except for those transactions and regulatory approvals disclosed to Seller in writing prior to the Closing Date, neither the execution, delivery or performance by Buyer of this Agreement or the Bill of Sale, nor the consummation by Seller of any of the transactions contemplated hereby or thereby, will require the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of any governmental authority, any trustee or holders of any indebtedness or obligations of Buyer, any stockholder of Buyer or any other Person, except an order of the Securities and Exchange Commission under Section 9(a)(1) of the 1935 Act (the

"Section 9(a)(1) Order").

          v) No Default Under Other Agreements. To the best of Buyer's knowledge, Buyer is not in default, and no condition exists that with notice or lapse of time or both would constitute a material default, under any mortgage, deed of trust, indenture, or other instrument or agreement to which it is a party or by which it or any of its properties or assets may be bound, that would have a material adverse effect on any of the transactions contemplated by, or on its ability to perform its obligations under, this Agreement or the Bill of Sale, and it is not in breach of any Applicable Law that would have a material adverse effect on any of the transactions contemplated by, or on its ability to perform its obligations under, this Agreement or the Bill of Sale.

          vi) No Material Litigation. There are no pending or, to the knowledge of Buyer, threatened investigations, suits or proceedings against it or affecting it or its properties, that, if determined adversely, would materially adversely affect the consummation of the transactions contemplated by, or the performance of its obligations under this Agreement or the Bill of Sale.

                                5. MISCELLANEOUS

       a) Transaction Costs.

          i) Except as otherwise provided in Section 2.(d), each of the parties hereto agrees to pay all of its respective costs, expenses and fees incurred in connection with this Agreement and the Bill of Sale, whether or not the transactions contemplated hereby are consummated, including the fees and expenses of its counsel.

          ii) Each party represents to the other that it has not dealt with any broker or finder in connection with the transactions contemplated hereby, and no broker or Person acting or purporting to act on such party's behalf is entitled to any brokerage fee, financial advisory fee, commission or finder's fee in connection with such transactions because of any act, omission or statement of such party.

       b) No Representations or Warranties. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER OWNER, TRUSTEE NOR AGENT OF SELLER MAKE, NOR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, WORKMANSHIP, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE UNIT OR ANY PART THEREOF OR AS TO THE ABSENCE OF LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY, WHATSOEVER, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE UNIT OR ANY PART THEREOF.

       c) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

       d) Amendments, etc./Entire Agreement. Except as otherwise specifically provided herein, this Agreement and the Bill of Sale contain the entire agreement of the parties with respect to the subject matter thereof, and supersede all prior agreements and understandings between the parties, whether written or oral. Neither this Agreement or the Bill of Sale nor any of the terms hereof or thereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein by reference as if set forth in full in the main body of this Agreement.

       e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

       f) Governing Law. THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY (WITHOUT REGARD TO ITS CONFLICTS OF LAWS RULES) APPLICABLE TO CONTRACTS MADE IN SUCH STATE BY RESIDENTS THEREOF AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

       g) Notices. All communications, instructions, notices and consents provided for in this Agreement shall be in writing and shall be given in person, by prepaid courier or by means of telecopy or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type and, in the case of any communication, instruction, notice or consent given by telecopy or other wire transmission, followed up by means of first-class mail or by prepaid courier), or mailed by registered or certified first-class mail, return receipt requested, addressed as set forth below or at such other address as any such Person may from time to time designate by notice duly given in accordance with the provisions of this Section
5.7 to the other parties hereto. All such communications, notices and consents given in such manner shall be deemed given when received by (or when proffered to, if receipt is refused) the Person to whom it is addressed.

       If to Buyer:       Mr. Dan Dougherty, Finance Manager
                          Conectiv Energy Generation
                          P.O. Box 6066
                          Newark, DE  19714-6066

       If to Seller:      Mr. Robert C. Porter
                          Vice President
                          CIPSCO Investment Company
                          c/o Ameren Services Company
                          One Ameren Plaza
                          P.O. Box 66149
                          St. Louis, MO  63166-6149

       h) Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

       i) Headings. The headings and the table of contents used herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. References to Sections, Exhibits or Schedules herein are, unless otherwise specified, references to Sections of, and Exhibits and Schedules to, this Agreement.

       j) Survival. The representations, warranties and covenants of the parties contained in this Agreement, or in any instrument, certificate or other document delivered in connection herewith, shall survive execution and delivery of this Agreement and the Bill of Sale.

       k) Delay of Closing Date. If Buyer does not receive a Section 9(a)(1) Order by the last day of the term of the Lease, July 2, 1999, on that date Buyer may, upon written notice, both extend the Closing Date to a date not later than the Extended Date (as hereinafter defined) and extend the term of the Lease to such date. During any such extended term of the Lease, rent shall be equal to $3,000.00 per diem for days in July, August, and September and $6,000 per diem for days in October, November, and December, payable upon the expiration of the extended term of the Lease, and the Casualty Value for the Units under the Lease shall be equal to $8,300,000.

          In the event the closing does not occur on the Extended Date, this Purchase Agreement shall be terminated automatically, at no cost or obligation to Seller. In the event of termination pursuant to this section, Seller shall be entitled to all rent payable for all days up to and including the day when the written notice of termination was given.

       l) The "Extended Date" is the first to occur of (1) December 2, 1999, and
(ii) the fifth business day next following receipt of a Section 9(a)(1) Order.

       m) Further Assurances.

          1) Seller and Buyer shall do and perform such further acts and execute and deliver such further instruments as may be required by law or reasonably requested by Seller or Buyer to carry out and effectuate the purposes of this Agreement and the Bill of Sale.

          2) Not later than April 22, 1999, Buyer shall make an appropriate application to the Securities and Exchange Commission for the Section 9(a)(1) order and shall diligently pursue the same. Prior to making such application, Buyer shall provide a copy of such application to Seller for review and comment by Seller and its counsel. Buyer shall keep Seller timely advised of all communications and developments in respect of such application. Buyer shall use its best efforts to obtain the Section 9(a)(1) order not later than July 2, 1999.

          3) In the event Buyer fails to make the necessary applications to the Securities and Exchange Commission by April 22, 1999, Seller may terminate this Purchase Agreement, at no cost to Seller, by furnishing Buyer with written notice.

          IN WITNESS WHEREOF, the parties hereto have each caused this Purchase Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.



CEC-ACE, L.P.                       ATLANTIC CITY ELECTRIC COMPANY, INC.

By                                  By
   ----------------------------        -------------------------------------

Title                               Title
      -------------------------           ----------------------------------

ATTEST:                             ATTEST:

By                                  By
   ----------------------------        -------------------------------------
               Secretary                               Secretary

                                    EXHIBIT A
                                       TO
                               PURCHASE AGREEMENT

                                  BILL OF SALE

       CEC-ACE, L.P., a Delaware Limited Partnership, with its principal place of business at One Ameren Plaza, St. Louis, Missouri 63166 (the "Seller"), DOES HEREBY BARGAIN, SELL, GRANT, ASSIGN, TRANSFER and SET OVER to Atlantic City Electric Company, Inc., a New Jersey corporation (the "Buyer") with its principal place of business at 800 King Street, Wilmington, Delaware 19899, all right, title and interest in and to the one (1) combustion turbine generating unit known by Buyer as the Mickleton Combustion Turbine (the "Unit"), such Unit being the Unit leased by Seller to Buyer (including all components and parts made part of the Unit where title vested and remained in the Seller) pursuant to that certain Indenture of Lease dated as of November 1, 1973.

       By its acceptance of this instrument set forth below, Buyer acknowledged and agrees that subject to the representations and warranties expressly set forth herein or in the Agreement (i) the Unit is of a size, design, capacity and manufacture selected by Buyer, (ii) Buyer is satisfied that the same remain suitable for its purposes, (iii) Seller is not a manufacturer nor a dealer in property of such kind, (iv) the Unit is subject to the right of any parties in possession at the sites therefor and the state of title to such site and the rights of ownership in such site and to all applicable zoning and environmental regulations, restrictions, laws and ordinances, building restrictions and other laws and governmental regulations and in the current state and condition thereof, without representation or warranty of any kind by Seller and (v) THE BUYER PURCHASES THE UNIT, AS-IS, WHERE-IS, WITH ALL FAULTS, WITHOUT REPRESENTATION OR WARRANTY EXPRESS OR IMPLIED, AS TO THE FITNESS OR MERCHANTABILITY OF UNIT, it being agreed that all such risks as between Seller and Buyer, are to be borne by Buyer alone. Seller represents and warrants that it has not taken any action which would interfere with Buyer's title to, and quiet enjoyment of, the Unit.

       This instrument is effective at 12:00 noon, Eastern time, this _____ day of ____________, 1999.

                                  CEC-ACE, L.P.

                                  By
                                      --------------------------

                                  Title
                                         -----------------------

ATTEST:

----------------------------
          Secretary

Accepted this ______ day of ________________, 1999.



                                  ATLANTIC CITY ELECTRIC COMPANY, INC.

                                  By
                                     ----------------------------------------

                                  Title
                                         ------------------------------------

ATTEST:

----------------------------
          Secretary

                                    EXHIBIT B
                                       TO
                               PURCHASE AGREEMENT

                                 PURCHASE PRICE

PURCHASE PRICE

       The purchase price for the Unit shall be calculated as follows:

       Purchase Price = Amount + Any Sums due, pursuant to Section 5(k) herein
                        + Any Sums due, pursuant to Recital D herein.
                          (U.S. Dollars)

       Amount shall be the amount as defined in the following table:

       CLOSING DATE                               AMOUNT
       ------------                               ------
       On or Before June 1, 1999                $ 8,254,892
       June 2, 1999 through July 1, 1999        $ 8,277,372
       After July 1, 1999                       $ 8,300,000

                               INDENTURE OF LEASE

                          Dated as of November l, 1973

                                      AMONG

                  FRANK B. SMITH and BEN MAUSHARDT, as Trustees

                                     Lessor

                                             AND

                       UNITED STATES LEASING CORPORATION,

                                               Agent for Lessor

                                             AND

                         ATLANTIC CITY ELECTRIC COMPANY,
                          Lessee

(Atlantic City Trust No. 3)

                                TABLE OF CONTENTS

   Section                                          Heading                                            Page
   -------                                          -------                                            ----
Parties.......................................................................................           1

1.          Definitions                                                                                  1

2.          Description of Leased Property                                                               5
                (a)        Acceptance of Units Units..........................................           5
                (b)        Transfer of Units by Lessor to Lessee if Purchase
                           is Not Completed                                                              5
                (c) Lease Supplement                                                                     5

3.          Lease Term                                                                                   6

4.          Rent Payments                                                                                6
                (a)        Interim Rent                                                                  6
                (b)        Periodic Rent                                                                 6
                (c)   Place of Payments.......................................................           6
                (d)         Overdue Payments                                                             7

5.          Taxes and Maintenance                                                                        7
                (a) Taxes                                                                                7
                (b) Maintenance and Servicing ................................................           8
                (c) Documentary Taxes and Recording Fees                                                 8

6.          Indemnity  ................................................................................  8
                (a) Scope..............................................................................  8
                (b) Federal Income Taxes .....................................................           9
                (c) Duration                                                                             12
                (d) Protection of Trustor.....................................................           13

7.          Insurance                                                                                    13

8.          Risk of Loss, Repairs, Damage and Destruction; Modifi-
            cations                                                                                      14

9.          Location and Use                                                                             15

10.         Liens                                                                                        16

11.         Ownership and Marking                                                                        16

12.         Disclaimer of Warranties: Net Lease                                                          l7

13.Casualty Occurrences; Payment for Unserviceable Units                                                 18
   1            (a)     Casualty Occurrence                                                              18
                (b)     Unserviceable Units                                                              18
                (c)     Rent Termination                                                                 19
                (d)     Certain Government Requisitions                                                  19
                (e)     Application of Proceeds                                                          19

   Section                                          Heading                                             Page
   -------                                          -------                                             ----
14. Assignments by Lessor...............................................................                20

15. Defaults............................................................................                21

16. Disposition of Units................................................................                23
       (a) Return to Lessor of Unit.....................................................                23
       (b) Overhaul of Unit                                                                             24
       (c)"Zero Time" Requirement                                                                       25
       (d) Disposition Following Early Termination......................................                25
       (e) Right of Abandonment                                                                         25

l7. Consolidation, Merger and Sale of All Assets                                                        26

18. Financial Statements and Reports; Inspection and
       License                                                                                          26

19. Miscellaneous                                                                                       28
       (a)         No Waiver                                                                            28
       (b)   Right of Lessor to Perform.................................................                29
          (c)     Notices                                                                               29
          (d)     Further Assurances                                                                    30
          (e)     Successors and Assigns                                                                30
          (f)     Counterparts                                                                          30
          (g)     Governing Law                                                                         30
          (h)     Concerning the Lessor and Agent.......................................30

Attachments to Indenture of Lease:

Exhibit A - Description of Unit

Exhibit B - Lease Supplement

Exhibit C - Table of Casualty Values

Exhibit D - Table of Termination Values

                               INDENTURE OF LEASE

       THIS INDENTURE OF LEASE dated as of November 1, 1973 among Frank B. Smith and Ben Maushardt, not individually but solely as Trustees under a Trust Agreement dated as of November l, 1973 referred to in Section i hereof (the "Lessor"), United States Leasing Corporation, a California corporation, as agent for the Lessor (the "Agent"), and Atlantic City Electric Company, a New Jersey corporation (the "Lessee"),

                              W I T N E S S E T H:

SECTION 1. DEFINITIONS.

       The following terms shall have the following meanings for all purposes of this Indenture of Lease:

       "Acquisition Agreement" shall mean the Acquisition Agreement dated as of November l, 1973 among the Lessor, the Agent and the Lessee.

       "Casualty Occurrence" with respect to the Unit shall mean any of the following events: (i) the Unit shall be destroyed, (ii) in the good faith Judgment of Lessee as determined by its Board of Directors, the Unit shall be irreparably damaged, (iii) the Unit shall become lost or stolen, or (iv) the Unit shall be requisitioned or taken over by any governmental authority, by the power of eminent domain or otherwise, for a period which exceeds the then remaining term of this Lease determined in accordance with Section 13(d) hereof.

       "Casualty Value" of the Unit as of the Periodic Rent Commencement Date or any Periodic Rent Payment Date shall mean the amount determined in accordance with Exhibit C hereto.

       "Completion Date" as to the Unit shall mean the date on which the Unit of Equipment has been completely constructed, installed and delivered and is available for use by the Lessee under the terms of this Lease. The Lessee has agreed pursuant to the Acquisition Agreement to notify the Lessor of the Completion Date at least five (5) days prior thereto.

       "Event of Default" shall mean any of the events referred to in Section 15 hereof.

       "Indenture of Mortgage" shall mean the Indenture of Mortgage, Assignment of Lease and Security Agreement from Lessor, as mortgagor and debtor, to Wells Fargo Bank, N.A. and R. T. Dreiling, as Trustees, as mortgagees and secured parties, mortgaging, pledging, assigning and granting a security interest in the Unit (subject to the rights of Lessee under this Lease) and this Lease and the rents and other sums due and to become due hereunder as set forth in Section 14 hereof as security for certain indebtedness of Lessor incurred or to be incurred to finance a portion of Lessor's

Cost for the Units.

       "Interim Lenders" shall mean The Lincoln National Life Insurance Company, Provident National Bank and Shenandoah Life Insurance Company.

       "Interim Agreements" shall mean the separate Interim Agreements each dated as of November l, 1973 among Lessor, the Agent and the Interim Lenders.

       "Lease Supplement" shall mean the Lease Supplement, substantially in the form of Exhibit B hereto, entered into between Lessor and Lessee pursuant to
Section 2(c) hereof. The Lease Supplement shall contain a description of the Unit, shall confirm that the Unit has been assembled, installed and tested at the site designated therefor in Exhibit A hereto and is free of all liens of mechanics, laborers, materialmen and suppliers for work or services performed or materials furnished in connection with such assembly, installation and testing and shall set forth a summary of the Lessor's Cost of the Unit. Each reference herein to "this Indenture of Lease," "this Lease," "this Agreement," "herein," "hereunder" or other like words shall include this Indenture of Lease and the Lease Supplement.

       "Lessor's Cost" for the Unit shall mean the sum of (i) the aggregate amount of the Manufacturer's invoices for the Unit paid by Lessor directly to the Manufacturer plus all interest and other expenses incurred by the Lessor or the Lessee in connection with interim loans to the Lessor to enable the Lessor to make any of such payments, and (ii) the aggregate amount of all other expenses incurred relating to the Equipment including the installation and delivery thereof and all sales and use taxes paid by Lessor with respect thereto.

       "Manufacturer" shall mean Westinghouse Electric Corporation, a New Jersey corporation.

       "Periodic Rent Commencement Date" shall mean the date which occurs one quarter after the Term Loan Closing Date under the Term Loan Agreements, which date shall have been designated by Lessor to Lessee by not less than five business days prior written notice.

       "Periodic Rent Payment Dates" shall mean the 100 consecutive dates beginning with and including the Periodic Rent Commencement Date and occurring quarterly thereafter.

       "Permitted Encumbrances" shall mean with respect to the Unit, but only to the extent applicable to the Unit: (i) the interest of the Lessee hereunder, which is subject to the lien of the Mortgage and Deed of Trust dated January 15, 1937 from Lessee to Irving Trust Company, as Trustee, as supplemented, but which does not impair the rights of the Lessor herein, (ii) any liens thereon for taxes, assessments, levies, fees and other governmental and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate legal proceedings which will not result in the forfeiture or sale of the Unit or adversely affect Lessor's title thereto or interfere with the due payment by Lessee to the Security Trustees of any Periodic Rent or other sum payable by Lessee under the Lease or the due application by the Security Trustees of any such rent or other sum pursuant to the Indenture of Mortgage, (iii) any liens of mechanics, laborers, materialmen and suppliers for work or service performed or materials furnished in connection with the Unit which are not due and payable or the amount or validity of which are being contested in good faith by appropriate legal proceedings which will not result in the forfeiture or sale of such Unit or adversely affect Lessor's title thereto or interfere with the due payment by Lessee to the Security Trustees of any Periodic Rent or other sum payable by Lessee under the Lease or the due application by the Security Trustees of any such rent or other sum pursuant to the Indenture of Mortgage, (iv) restrictions and other minor defects, encumbrances and irregularities in the ownership of the Unit which do not materially impair the use thereof or materially and adversely affect the value thereof, (v) rights reserved to or vested in any governmental or public authority to condemn or appropriate the Unit or control or regulate the Unit or to use the Unit in any manner, which rights do not materially impair the use of the Unit or materially and adversely affect the value thereof, (vi) prior to the date of payment in full of Lessor's Cost of the Unit, the rights of the Manufacturer to receive payment in full therefor, (vii) the lien and security interest granted and conveyed by the Indenture of Mortgage to the Security Trustees; prior to the Term Loan Closing Date the lien and security interest granted and conveyed by the Interim Agreement dated as of November l, 1973 between the Lessor and the Interim Lenders.

       "Purchase Agreements" shall mean those certain contracts each made and dated as ~ January 2, 1974 between the Lessor and the Manufacturer.

       "Rent" shall mean Interim Rent and Periodic Rent as defined in Section 4 hereof.

       "Restated Trust Agreement" shall mean the Trust Agreement dated as of November l, 1973 among Lessor, as Trustees thereunder, Agent and United States Leasing International, Inc., a California corporation ("USLI"), as trustor and beneficiary, as such Trust Agreement was restated by a Restated Trust Agreement dated as of January 15, 1974 among the Mortgagor, as Trustee thereunder, the Agent and Computer Financial Corporation, a Delaware corporation, as assignee of all of the right, title and interest of USLI as trustor and beneficiary under the Trust Agreement.

       "Security Trustees" shall mean Wells Fargo Bank, N.A. and R. T. Dreiling, as Trustees, under the Indenture of Mortgage, and their respective successors in trust thereunder, and whenever any action shall be required to be taken herein by the Security Trustees or notice be given to the Security Trustees, action by or notice to either Trustee shall constitute compliance therewith.

       "Term Lenders" shall mean The Lincoln National Life Insurance Company and Shenandoah Life Insurance Company.

       "Term Loan Agreements" shall mean the separate Term Loan Agreements each dated as of November l, 1973 among Lessor, the Agent and the Term Lenders providing for the loan by the Term Lenders to Lessor of certain sums to finance a portion of the Lessor's Cost of the Facility and the issuance by Lessor to the Term Lenders of the 8% Secured Notes (the "Notes") described in the Term Loan Agreements to evidence such borrowings.

       "Termination Value" of the Facility as of the goth Periodic Rent Payment Date and all Periodic Rent Payment Dates thereafter shall mean the amount determined in accordance with Exhibit D hereto.

       "Trustor" shall mean Computer Financial Corporation, a Delaware corporation.

       "Unit" shall mean the gas generating unit and accessory equipment described in Exhibit A hereto, including any removable sheltering structures or all-weather coverings therefor, together with any and all appliances, parts, instruments, appurtenances, accessories and other equipment of whatever nature from time to time incorporated or installed in the Unit, but excluding foundations.

SECTION 2. DESCRIPTION OF LEASED PROPERTY.

       (a) Acceptance of Unit. Lessor does hereby lease and let to Lessee the Unit described in Exhibit A hereto, and said Unit is hereby accepted by Lessee hereunder and declared to be and constitute the machinery, equipment and other personal property leased hereunder, all for the Rent hereinafter stipulated and upon the terms and conditions hereinafter set forth.

       (b) Transfer of Unit by Lessor to Lessee if Purchase is Not Completed. In the event that the Lessor fails to complete purchase of the Unit as provided in
Section 3 of the Acquisition Agreement, then on the earlier of the Term Loan Closing Date provided in the Term Loan Agreements or July 15, 1974, the Lessee shall pay to the Lessor in the manner provided in Section 4(c) hereof a sum equal to the aggregate amounts, if any, theretofore paid by the Lessor for the Unit plus the Interim Rent, if any, due on such date, and thereupon the Lessor shall be unconditionally obligated to transfer all its right, title and interest in the Unit to the Lessee, and to deliver to the Lessee (i) a bill of sale from Lessor transferring and assigning to Lessee all right, title and interest of Lessor in and to the Unit, on an "As Is" -"Where Is" basis without representation or warranty, and (ii) a release from the Security Trustees releasing the Unit from the lien and security interest of the Indenture of Mortgage. Neither Lessor nor the Security Trustees shall be required to make any representation or warranty as to the condition of the Units or as to any other matters.

       (c) Lease Supplement. Lessor and Lessee acknowledge that the various components, parts and materials constituting the Unit have heretofore or will hereafter be delivered to the site described in Exhibit A hereto. Lessor hereby designates Lessee as its agent to assemble, install and test the Unit, and Lessee consents and agrees that it will, no later than June 30, 1974, cause the Unit to be fully assembled, installed and tested so that the Unit is operational at not less than 95% of its rated capacity at the site designated therefor in Exhibit A hereto in conformity with all laws and governmental regulations applicable thereto, and that it will promptly pay all costs and expenses thereof to the extent not included in the Lessor's Cost of the Unit. When the Unit has been assembled, installed and successfully tested as to applicable performance criteria and "Final Acceptance" verified under the Purchase Agreements, Lessee will certify such completion by execution and delivery to Lessor and the Security Trustees of a Lease Supplement substantially in the form of Exhibit B hereto, which Lease Supplement shall thereupon be executed by Lessor.

SECTION 3. LEASE TERM.

       The term of this Lease shall begin on the date of execution and delivery of this Lease and shall terminate, subject to the provisions of Section 13 hereof, at the close of the one hundredth Periodic Rent Payment Date.

SECTION 4. RENT PAYMENTS.

       Lessee agrees to pay Lessor the following rents for the Unit:

          (a) Interim Rent. The Lessee hereby agrees to pay the Lessor Interim Rent for the Unit from (and including) the Completion Date to (but excluding) the Term Loan Closing Date under the Term Loan Agreements (the "Interim Period") in an amount equal to all interest which accrues during the Interim Period on all notes issued by the Lessor under the Interim Agreements, payable on the Term Loan Closing Date.

          (b) Periodic Rent. Lessee hereby agrees to pay Lessor Periodic Rent for the Unit in 100 consecutive quarterly installments, each in an amount equal to 1.93478% of Lessor's Cost of the Unit, payable on the Periodic Rent Payment Dates.

          (c) Place of Payment. All payments to be made by Lessee under this Lease to Lessor shall be made to Lessor or its assignee hereunder at such place as Lessor or its assignee hereunder shall specify to Lessee in writing. Payment of any additional amounts required by Section 5 or Section 6 hereof shall be made at said place only to the extent that such payments are not being made, or have not been made by Lessee directly, and are instead being paid to Lessor by way of reimbursement or to provide Lessor with the funds necessary to make such payments. All rents and other sums payable to Lessor shall be paid in funds immediately available at the place of payment thereof.

          (d) Overdue Payments. The amount of any installment of Rent remaining unpaid more than five days after the due date thereof shall bear interest at the rate of 9.50% per annum from and after the due date of such installment.

SECTION 5. TAXES AND MAINTENANCE.

       In addition to the rents payable by Lessee under the provisions of
Section 4 hereof:

          (a) Taxes. Lessee agrees to pay punctually as and when the same shall become due and payable, any and all taxes, fees, assessments and other governmental or quasi-governmental charges of whatsoever kind or character including interest and penalty, whether assessed against Lessor or Lessee, on or relating to the Unit and on the ownership, possession, leasing, use, shipment, transportation, delivery or operation of the Unit, and all gross receipts and like taxes against Lessor on or measured by rents payable hereunder. It is the intention of the parties hereto that Lessor may be free from all such taxes, fees, assessments and charges and that the Lease shall yield to Lessor not less than the Rent reserved hereunder throughout the stated term of this Lease, provided, however, that this Section 5~a) shall not be deemed to obligate Lessee to pay any taxes, fees, assessments or charges which have been included in Lessor's Cost or any net income or franchise taxes against Lessor on or measured by the net income or net worth of Lessor; provided, however, that Lessee agrees to pay all such net income and franchise taxes against Lessor on or measured by the net income or net worth of Lessor (i) which under applicable law or related regulations or rulings are in substitution for or relieve Lessee from any tax on the Unit which Lessee would otherwise be obligated to pay under the terms of this Section 5(a) or (ii) which are imposed by the State of New Jersey or any other state or locality in which the Unit may be located solely by reason of the location of such Unit or the leasing thereof in such state or locality. Lessee agrees to comply with all state and local laws requiring the filing of ad valorem tax returns on the Unit. Any statements for such taxes received by Lessor shall be promptly forwarded to Lessee by Lessor. Lessee shall not be obligated to pay any amount under this Section 5(a) so long as it shall in good faith and by appropriate proceedings contest the validity or the amount thereof unless such contest would subject any Unit to forfeiture or sale or adversely affect Lessor's title thereto. Lessee's obligations under this Section shall survive the termination of the Lease.

          (b) Maintenance and Servicing. Lessee agrees to pay all costs, expenses, fees and charges incurred in connection with the use and operation of the Unit during the term hereof, including but not limited to repairs, maintenance, storage and servicing. Lessor agrees that, so long as Lessee is not in default hereunder, Lessee shall have the benefit of and shall be entitled to enforce, either in its own name or in the name of Lessor for the use and benefit of Lessee, any and all dealer's, manufacturer's or subcontractor's warranties in respect of the Unit, and Lessor agrees to execute and deliver such further acts as may be necessary to enable Lessee to obtain customary warranty service furnished for the Unit by such dealer, manufacturer or subcontractor. Lessor shall have no obligation or duty with respect to any of such matters.

          (c) Documentary Taxes and Recording Fees. Lessee agrees to pay all stamp or documentary taxes and recording fees, federal, state, county, city, municipal or otherwise, levied or assessed or otherwise payable on, or with respect to the recording of, this transaction, this Lease, any Lease Supplement, the Trust Agreement or any document whatsoever to which Lessee is a party which creates or transfers an interest in the Unit.

SECTION 6. INDEMNITY.

          (a) Scope. Lessee hereby assumes liability for, and hereby agrees to indemnify, protect, save and keep harmless Lessor, Agent, Trustor, the Security Trustees, and each Term Lender and their respective agents and servants (collectively the "Indemnitees") from and against, any and all losses, damages, injuries, claims, demands and all expenses, legal or otherwise (including court costs and attorneys' fees reasonably incurred), and of whatsoever kind and nature (including claims for strict liability in tort) arising on account of the ownership, use (including by reason of the use for incorporation of any invention in equipment or infringements of patents), condition (including without limitation latent and other defects and whether or not discoverable by Lessor or Lessee) or operation of the Unit, and by whomsoever used or operated, during the construction, purchase, delivery, installation, ownership, leasing or disposition of the Unit and in any event throughout the continuance of this Lease.

Lessee shall not, however, be required to pay or discharge any claim or demand referred to in this Section 6(a) so long as the validity or the amount thereof shall be contested in good faith and by appropriate legal proceedings in any reasonable manner which will not result in the forfeiture or sale of the Unit or adversely affect Lessor's title thereto or interfere with the due payment by Lessee to the Security Trustees of any Rent or other sum payable by Lessee hereunder, or the due application by the Security Trustees of any such rent or other sum pursuant to the Indenture of Mortgage. Lessor shall give Lessee prompt notice of any claim or liability hereby indemnified against, and Lessee shall be entitled to control the defense thereof.

          (b) Federal Income Taxes. The Lessee acknowledges that the Trustor, as Trustor of the Grantor Trust which is the Lessor shall be entitled to such deductions, credits and other benefits as are provided by the Internal Revenue Code of 1954, as amended (the "Code") to an owner of property, including (without limitation) an allowance for the Investment Credit, the Depreciation Deduction and the Interest Deduction (all as referred to in Section 5(c) of the Restated Trust Agreement) with respect to the Unit to the extent so provided. It is understood and agreed that this Section

     6(b) is for the benefit of Trustor, and that Lessor, as Trustee under the Grantor Trust, as well as Trustor, is vested with the right, power and authority to enforce this Section 6(b).

          Lessee agrees that neither it nor any corporation controlled by it, in control of it, or under common control with it, directly or indirectly, will at any time take any action or file any returns or other documents inconsistent with the foregoing and that each of such corporations will file such returns, take such action and execute such documents as may be reasonable and necessary to facilitate accomplishment of the intent thereof. Lessee agrees to keep and make available for inspection and copying by Lessor or Trustor such records as will enable Lessor or Trustor to determine whether it is entitled to the full benefit of the Investment Credit, Depreciation Deduction and the Interest Deduction with respect to the Unit.

          The Lessee represents and warrants that (i) none of the Equipment constitutes property the construction, reconstruction or erection of which was begun before April l, 19?l; (ii) at the time the ownership of the Unit is transferred by the Manufacturer, the Unit of Equipment will constitute "new Section 38 property" within the meaning of Section 48(b) of the Code and at the time ownership of the Unit is transferred by the Manufacturer, the Unit will not have been used by any person so as to preclude the original use of such property within the meaning of Sections 48(b) and 167(c)(2) of the Code from commencing with the Trustor or Lessor and (iii) the Lessee will not at any time during the term of this Lease, use, or fail to use the Unit in such a way as to disqualify it as "Section 38 property" within the meaning of Section 48(a) of the Code. Also, the Lessee represents and warrants that the Unit will be placed into service not later than June 30, 1974 in accordance with Income Tax Regulations, Section 1.167(a)-11(e) and Section 1.46-3(d)(1) and (2) defining "first placed into service".

          If, at any time, the Trustor shall lose or shall not have or shall lose the right to claim, or there shall be disallowed or recaptured with respect to the Trustor, all or any portion of the Investment Credit, Interest Deduction or Depreciation Deduction with respect to the Unit for any period prior to the termination of this Lease and full compliance by the Lessee with all of its obligations hereunder as the direct or indirect result of one or more of the following events (hereinafter in this Section 6(b) called an Event) --

          (i) the conclusion of the Internal Revenue Service that any representation, fact, estimate, opinion or other statement which is contained in a certificate furnished to the Trustor or by the Lessee, or any affiliated company or any officer, employee, agent or attorney thereof, which is contained in the Request for Rulings (as referred to in Section 5(c) of the Restated Trust Agreement) is fraudulent, untrue, incorrect, inaccurate, misleading, unreasonable, or insufficient in whole or in part (including any omission of a material fact which causes such representation, fact, estimate, opinion or other statement to be misleading or insufficient in whole or in part)

          (ii) The conclusion of the Internal Revenue Service that any representation, fact, estimate, opinion or other statement made or stated by the

       Lessee or any affiliated company or any officer, employee, agent or attorney thereof in connection with the obtaining of the rulings requested in such Request for Rulings is fraudulent, untrue, incorrect, inaccurate, misleading, unreasonable or insufficient in whole or in part (including any omission of a material fact which causes such representation, fact, estimate, opinion or other statement to be misleading or insufficient in whole or in part);

          (iii) the Lessee, or any affiliated company or any officer, employee, agent or attorney thereof or by a third party at the request of the Lessee, has taken or failed to take any action whatsoever (including without limitation, any action in respect of the Lessee's or such affiliates tax returns) which action or non-action is inconsistent with or in contravention of any of the matters set forth in such Request for Rulings or set forth in the rulings issued pursuant thereto or in any closing agreement entered into in connection with such rulings;

          (iv) an assessment of additional tax liability as a result of the conclusion of the Internal Revenue Service that the Unit was not "first placed into service" by June 30, 1974; or

          (v) the representations contained in this Section 6(b) being untrue;

then in such event, the Lessee shall, to the extent any assessment against the Trustor is made by the Internal Revenue Service and paid by the Trustor or Lessor with respect to the Investment Credit, Interest and/or Depreciation Deductions lost, disallowed, recaptured or not available to be claimed, promptly upon written notice, pay to the Trustor as additional rent an amount which, after deduction of all taxes required to be paid by Trustor or Lessor in respect of the receipt thereof under the laws of any Federal, state or local government or taxing authority of the United States of America, shall be equal to any portion of the Investment Credit lost, not claimed, not available for claim, disallowed or recaptured by or from the Trustor or Lessor as a consequence of such event plus such sums as, in the reasonable opinion of the Trustor or Lessor, will cause the Trustor's or Lessor's net return to be equal to the net return that would have been available to the Trustor or Lessor if it had been entitled to the utilization of all of the Interest Deduction or Depreciation Deduction which was lost, not claimed, not available for claim, disallowed or recaptured by or from the Trustor or Lessor in consequence of the event plus such sum as will pay or reimburse the Trustor or Lessor for any interest or penalties incurred in connection with the Investment Credit, Interest Deduction or Depreciation Deduction which is lost, not claimed, not available for claim, disallowed or recaptured.

          Upon the commencement of any proceeding (including the written claim or written threat of such proceeding) in respect of which indemnity may be sought under the foregoing paragraph of this Section 6(b), the Trustor or Lessor shall promptly, upon its knowledge thereof, give written notice of such commencement to the Lessee. In case such notice of any such commencement shall be so given, the Lessee shall be entitled to participate in any such proceeding, and in the latter event such proceeding shall be conducted by counsel chose by and satisfactory to the Trustor who shall be involved in such proceeding, but if the Lessee shall not elect to assume the responsibility for such proceeding, the Lessee will reimburse the Trustor for the reasonable fees and expenses of any counsel retained by it.

          (c) Duration. The indemnities and assumptions of liabilities in
Section 6(a) contained shall continue in full force and effect notwithstanding the termination of this Lease, whether by expiration of time or otherwise, as to any act or omission, relating to the ownership, use, condition or operation (as such terms are used in Section 6(a)), of the Unit, occurring during the continuance of this Lease which at any time is claimed to have created a cause of action against any of Indemnities; provided, however, the indemnity and assumption of liability against any claims for patent infringements shall continue in full force and effect after the term of this Lease throughout the life of the Unit except as to any alterations or modifications to the Unit following the disposition thereof by Lessor. The indemnities and assumptions of liabilities set forth in this Section 6 do not guarantee a residual value.

               (d) Protection of Trustor. The indemnities, assumptions of liability in Section 6(a) and the agreements of Lessee in Section 5(a) hereof shall extend to and protect the Trustor to the same extent and with the same force and effect as if the Trustor were named as the lessor hereunder.

SECTION 7. INSURANCE.

           Lessee agrees that it will at all times during the term of this Lease and at its own cost and expense keep the Unit insured against loss by fire, windstorm and explosion and with extended coverage and against such other risks of physical loss as are customarily insured against by companies owning property of a similar character and engaged in a business similar to that engaged in by Lessee at not less than the full insurable value (actual replacement value less actual physical depreciation) thereof (which coverage shall be considered met if Lessee shall maintain blanket coverage for all of the physical properties which it owns or leases in an amount for any one loss not less than the maximum possible loss which may occur to the physical properties which it owns or leases), and will maintain general public liability insurance with respect to the Unit against damage because of bodily injury, including death, or damage to property of others, such insurance to afford protection to the limit maintained by companies owning property of a similar character and engaged in a business similar to that engaged in by Lessee but in no event less than $5,000,000 each occurrence. Any such insurance may have applicable thereto deductible provisions to no greater extent than in effect for insurance coverage for equipment similar to the Unit owned by Lessee and shall cover the interests in the Equipment of, and name, the Trustor, the Lessor, the Lessee and any assignee of the Lessor referred to in Section l~ hereof.

           Lessee shall furnish Lessor with certificates or other satisfactory evidence of maintenance of the insurance required hereunder and with respect to any renewal policy or policies shall furnish certificates evidencing such renewal prior to the expiration date of the original policy or policies. All policies of insurance shall provide that the same shall not be cancelled without at least ten days prior written notice to the Lessor, the

Trustor and any assignee pursuant to Section 14 hereof. All insurance provided for in this Section 7 shall be effected with insurance companies approved by Lessor and the Security Trustees, which approval shall not be unreasonably withheld, authorized to do business in the State of New Jersey.

           In the event that insurance for the risks of physical loss to the Unit embodied in this Section 7 shall no longer be available to the Lessee because such coverage is no longer carried or available on any commercially-reasonable basis to public utilities conducting essentially the same business as the Lessee (as opposed to the failure or unwillingness of the Lessee to comply with reasonable insuring warranties and conditions necessary to obtain or keep such insurance in effect) then Lessee shall so certify to Lessor and the Security Trustees in writing and shall thereupon be released from any obligation to provide said insurance.

SECTION 8. RISK OF LOSS, REPAIRS, DAMAGE AND DESTRUCTION; MODIFICATIONS.

           Lessee shall bear the risk of damage, loss, theft or destruction, partial or complete, of the Unit from whatsoever source arising (whether or not any insurance proceeds are payable in respect of, or are sufficient to cover, such damage, loss, theft or destruction) and any and all replacements, repairs or substitutions of parts of the Unit shall be at the cost and expense of Lessee and shall constitute accessions to the Unit and title thereto shall vest and remain in Lessor. Lessee shall at all times, at its own expense, keep the Unit in good and efficient working order, condition and repair, ordinary wear and tear excepted, and will comply with such operating or repair standards and periodic maintenance inspections as are required to enforce warranty claims against the Manufacturer and all subcontractors in respect of the Unit or which are otherwise established by such parties as normal operating procedures or which are required by any governmental commission, board or other authority having Jurisdiction. At any time throughout the term of this Lease, Lessee shaI1 have the right to make any modifications in or alterations to the Unit as it may deem necessary to modernize or upgrade the usefulness to Lessee of the Unit or as it may deem necessary to adapt the Unit to its particular needs and such modifications and alterations may include the replacement of the power or other major components of the Unit or constitute a rebuilding of substantially all of the Unit, provided that no such modifications or alterations detract from the value and utility or useful life of the Unit. In any event Lessee shall make all such modifications and alterations to the Unit as may be required from time to time to meet the requirements of law or of any governmental commission, board or other authority having Jurisdiction. Title to all components and parts being made a part of the Unit pursuant to such modifications and alterations shaI1 vest and remain in Lessor.

SECTION 9. LOCATION AND USE.

           Lessee agrees that the Unit will be used solely in the conduct of its business and will at all times be and remain in the possession and control of Lessee at the location designated therefor in Exhibit A hereto, provided that Lessee may deliver possession of any part of portions of the Unit to the Manufacturer, or other subcontractor or agent, for purposes of realizing the benefits of any warranty or in order to comply with the obligations of Lessee under Section 8 hereof but the rights of any such party in possession of the Unit shall be subject and subordinate to the terms of this Lease, including without limitation the right of Lessor to take possession of the Unit pursuant to Section 15 hereof. In the event of any removal of any parts or portion of the Unit from the county in which it is located as designated in Exhibit A hereto, Lessee shall deliver to Lessor promptly after such removal and in any event within ten days thereafter the opinion of Lessee's counsel that such removal shall not impair or adversely affect the ownership of such parts or portion of the Unit by Lessor, that all necessary recording and filings (including financing statements and continuation statements under any applicable Uniform Commercial Code) have been duly made in the public offices wherein such recordings or filings are necessary to protect the validity and effectiveness of this Lease and the Indenture of Mortgage and that all fees, taxes and charges payable in connection therewith have been paid in full by Lessee. In no event shall the Unit or any part or portion thereof be removed to a location outside the continental United States without the prior written consent of Lessor. Lessee warrants that the Unit will at all times be used and operated under and in compliance with the laws of the Jurisdiction in which it may be operated, and in compliance with all lawful acts, rules, regulations and orders of any commissions, boards or other legislative, executive or Judicial bodies or officers having power to regulate or supervise the use of such property; provided, however, Lessee may in good faith contest in any reasonable manner the application of any such rule, regulation or order to the extent that such contest does not result in the forfeiture or sale of any Unit or adversely affect Lessor's title thereto. Lessee agrees that, without the prior written consent of Lessor and the Security Trustees, Lessee will not assign, transfer or sublease its rights under this Lease, or permit its rights or interest hereunder to be subject to any lien, charge or encumbrance other than the lien on Lessee's leasehold estate hereunder of the Mortgage and Deed of Trust dated January 15, 1937 (the "Mortgage") from Lessee to Irving Trust Company, as Trustee, as supplemented. No such Mortgage, lien, charge, encumbrance, assignment or sublease shall relieve Lessee of any of its obligations, liabilities or duties hereunder which shall be and remain those of a principal and not a guarantor.

SECTION 10. LIENS.

           Lessee agrees that it will keep the Unit free and clear of any and all liens, charges and encumbrances other than Permitted Encumbrances or liens, charges or encumbrances which result from acts of Lessor or secure obligations of Lessor and, without limiting the foregoing, Lessee covenants and agrees that it Will keep the Unit free and clear of any liens, rights of distraint, charges, encumbrances or claims of the owner or owners of any interest in the real estate on which the Unit is installed and any purchaser of or present or future creditor obtaining a lien on such real estate, and will obtain and deliver concurrently with delivery of the Unit such waivers of any of the foregoing in recordable form satisfactory to Lessor as are necessary to so maintain the Unit free and clear as aforesaid.

SECTION 11. OWNERSHIP AND MARKING.

           Lessee acknowledges and agrees that it has not, and by the execution hereof it does not and will not have or obtain, any title to the Unit, nor any property right or interest, legal or equitable, therein, except solely as Lessee hereunder and subject to all the terms hereof.

           It is expressly understood that the Unit shall be and remain personal property notwithstanding the manner in which the Unit may be attached or affixed to realty, and that upon termination of the lease term Lessee shall have the duty in accordance with Section 16(a) hereof, and Lessor shall have the right to remove the Unit from the premises whereon the same are located whether or not affixed or attached to the realty or any building at the sole cost and expense of Lessee. Lessor shall not be liable for any damage caused to the realty or any building by the removal of the Unit.

           Lessee covenants and warrants that prior to or concurrently with the completion of the Unit Lessee will cause the Unit to be plainly, permanently and conspicuously marked by stenciling or by a metal tag or plate affixed thereto with the following legend:

                    "Leased from Frank B. Smith and Ben Maushardt, as Lessor and Trustees for Computer Financial Corporation; Wells Fargo Bank, N.A. and R. T. Dreiling, as Security Trustees."

Lessee covenants and agrees to replace any such stenciling, tag or plate and sign or marker which may be removed or destroyed or become illegible and to indemnify Lessor, Agent, the Trustor and beneficiary under the Trust Agreement and the Security Trustees against any liability, loss or expense incurred by any of them as a result of the failure to maintain such markings.

SECTION 12. DISCLAIMER OF WARRANTIES: NET LEASE.

           Lessee acknowledges and agrees that (i) if the Unit or components thereof are undelivered on the date hereof, Lessee shall have the duty and sole responsibility to arrange for such delivery and Lessor shall have no duty or obligation with respect thereto, (ii) the Unit is of a size, design, capacity and manufacture selected by Lessee, (iii) Lessee is satisfied that the same is suitable for its purposes, (iv) Lessor is not a manufacturer nor a dealer in property of such kind, (v) the Unit is leased hereunder subject to the rights of any parties in possession of the site therefor and the state of the title to such site and the rights of ownership in such site at the time the Unit becomes subject to this Lease and to all applicable zoning regulations, restrictions, laws and ordinances, building restrictions and other laws and governmental regulations now in effect or hereafter adopted and in the state and condition of every part thereof when the same first become subject to this Lease, without representation or warranty of any kind by Lessor, and (vi) AS BETWEEN LESSOR AND LESSEE, LESSOR LEASES THE UNIT, AS-IS WITHOUT WARRANTY OR REPRESENTATION EITHER EXPRESS OR IMPLIED, AS TO (A) THE FITNESS OR MERCHANTABILITY OF THE UNIT, (B) LESSOR'S TITLE THERETO, (C) LESSEE'S RIGHT TO THE QUIET ENJOYMENT THEREOF, OR
(D) ANY OTHER MATTER WHATSOEVER, IT

BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN LESSOR AND LESSEE, ARE TO BE BORNE BY LESSEE.

           This Lease is a net lease and Lessee shall not be entitled to any abatement of rent or reduction thereof, including, but not limited to, abatements or reductions due to any present or future claims of Lessee against Lessor under this Lease or otherwise or against the manufacturer of the Unit, nor except as otherwise expressly provided herein, shall this Lease terminate, or the respective obligations of Lessor or Lessee be otherwise affected, by reason of any defect in or failure of title of Lessor to the Unit or any defect in or damage to or loss or destruction of the Unit from whatsoever cause, the taking or requisitioning of the Unit by condemnation or otherwise, the prohibition of Lessee's use of the Unit, the interference with such use by any private person or corporation, the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease, or lack of right, power or authority of Lessor to enter into this Lease, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the rents and other amounts payable by Lessee hereunder shall continue to be payable in all events unless the obligation to pay the same shall be terminated pursuant to Section 13 hereof, or until the Unit is returned to Lessor or abandoned by Lessor pursuant to Section 16 hereof.

SECTION 13. CASUALTY OCCURRENCES; PAYMENT FOR UNSERVICEABLE UNITS.

           (a) Casualty Occurrence. In the event that the Unit suffers a Casualty Occurrence, Lessee shall promptly and fully inform Lessor in regard thereto and Lessee, on the next succeeding Periodic Rent Payment Date following 15 days prior written notice, shall pay to Lessor a sum equal to the Casualty Value of the Unit as of the date of such payment. Upon receipt by Lessor of such payment this Lease shall terminate with respect to the Unit (subject to the requirements of Section 16(d) hereof regarding the disposition of the Unit).

           (b) Unserviceable Units. Unless terminated pursuant to Section 13(a) hereof, this Lease shall remain in full force and effect with respect to the Unit throughout the term of this Lease set forth in Section 3 hereof; provided, however, Lessee may upon not less than 30 days prior written notice to Lessor terminate this Lease as of the 60th Periodic Rent Payment Date or as of any succeeding Periodic Rent Payment Date up to and including but not after the 99th Periodic Rent Payment Date as to the Unit which, in the good faith Judgment of Lessee as determined by its Board of Directors, shall have become obsolete or economically unserviceable so as to be no longer useful in the conduct of Lessee's business upon payment to Lessor of an amount equal to the Termination Value of the Unit as of the date of such termination. Such notice shall also be accompanied by a certified copy of the resolutions of the Board of Directors setting forth the above referred to determination and a written statement of the President, any Vice President or the Treasurer of Lessee to Lessor setting forth a summary of the basis for such determination. For the purposes of this Section 13(b), interest rates payable by Lessee for its indebtedness for borrowed money or finance charges payable by Lessee in connection with the acquisition of its equipment under conditional sales contracts, leases or other arrangements for deferred payment shall be disregarded in the determination of economic unserviceability.

           (c) Rent Termination. Upon (but not until) payment of the Casualty Value or, as the case may be, the Termination Value in respect of the Unit, the obligation to pay rent for the Unit (including any rent installment due on the Casualty Value or Termination Value payment date) shall terminate. Lessee shall for the Unit pay when due all rent payments due therefor prior to the date on which the Casualty Value or, as the case may be, the Termination Value, thereof is payable.

           (d) Certain Government Requisitions. In the event that during the term of this Lease the use of the Unit is requisitioned or taken by any governmental authority under the power of eminent domain or otherwise for a period which does not exceed the remaining term of this Lease, Lessee's duty to pay rent shall continue for the duration of such requisitioning or taking. Unless an Event of Default (or other event which with the lapse of time or giving of notice, or both, would become an Event of Default) shall have occurred and be continuing Lessee shall be entitled to receive and retain for its own account all sums payable for any such period by such governmental authority as compensation for requisition or taking of possession to an amount equal to the aggregate of the rent paid or payable hereunder for such period and any compensation for damages suffered by Lessee as a result of Lessee's inability to meet its commitments under any electric interchange agreement, and the balance, if any, shall be payable to and retained by Lessor as its sole property. A requisition or taking for an indefinite period of time shall not be deemed to exceed the remaining term of this Lease unless and until the period of such requisition or taking does in fact exceed the remaining term.

           (e) Application of Proceeds. Lessor shall be entitled to receive any proceeds of any claims for damage, insurance or award received on account of a Casualty Occurrence and any proceeds from the disposition of the Unit in respect of which this Lease shall be terminated pursuant to Section 13(b) hereof; provided that unless an Event of Default (or other event which with the lapse of time or giving of notice, or both, would become an Event of Default) shall have occurred and be continuing, Lessee shall be entitled to credit for the amount of such proceeds so received by Lessor against Lessee's obligation to pay the Casualty Value or Termination Value for the Unit. Following the date on which the payment of the Casualty Value or Termination Value in respect of the Unit, Lessee may retain any such proceeds up to but not exceeding any amounts paid by Lessee to Lessor (other than by such credit) upon such Casualty Value or Termination Value, but any amount of such proceeds which shall be received by Lessee in excess of such payments shall be promptly remitted to Lessor. In the case equipment is substituted pursuant to Section l3(c) hereof, Lessee may, unless an Event of Default (or other event which with the lapse of time or giving of notice, or both, would become an Event of Default) shall have occurred and be continuing, receive and retain for its own account any proceeds of disposition of the Unit.

SECTION 14. ASSIGNMENTS BY LESSOR.

           (a) Lessor may assign all of its right, title and interest in this Lease and/or the rents and other sums at any time due and to become due, or at any time owing or payable, by Lessee to Lessor under any of the provisions of the Lease to the Security Trustees. Upon any such assignment, Lessor shall give written notice thereof to Lessee and thereafter all rents and other sums payable by Lessee hereunder shall be paid as the Security Trustees direct.

           (b) From and after the receipt by Lessee of written notice of such assignment to the Security Trustees (i) the Security Trustees shall not be obligated to perform any duty, covenant or condition required to be performed by Lessor under any of the terms hereof, but on the contrary, Lessee by its execution hereof acknowledges and agrees that notwithstanding any such assignment each and all such duties, covenants or conditions required to be performed by Lessor shall survive any such assignment and shall be and remain the sole liability of Lessor and of every person, firm or corporation succeeding (by merger, consolidation, purchase of assets or otherwise) to all or substantially all of the business assets or goodwill of Lessor. Without limiting the foregoing, Lessee further acknowledges and agrees that the rights of the Security Trustees in and to the sums payable by Lessee under any provisions of this Lease shall not be subject to any abatement whatsoever, and shall not be subject to any defense, set-off, counterclaim or recoupment whatsoever whether by reason of failure of or defect in Lessor's title or any interruption from whatsoever cause in the use, operation or possession of the Unit or any part thereof or any damage to or loss or destruction of the Unit or any part thereof or by reason of any other indebtedness or liability, howsoever and whenever arising, of Lessor to Lessee or to any other person, firm or corporation or to any governmental authority or for any cause whatsoever, it being the intent hereof that Lessee shall be unconditionally and absolutely obligated to pay the Security Trustees all of the rents and other sums which are the subject matter of the assignment, and (ii) the Security Trustees shall have the sole right to exercise all rights, privileges and remedies (either in their own name or in the name of Lessor for the use and benefit of the Security Trustees) which by the terms of this Lease or by applicable law are permitted or provided to be exercised by Lessor.

           (c) It is further understood and agreed that the right, title and interest of the Security Trustees shall by the express terms granting and conveying the same be subject to the interest of Lessee in and to the Unit.

SECTION 15. DEFAULTS.

       In any of the following events ("Events of Default"):

             (a) Lessee shall default in the payment of any installment of Rent or of any Casualty Value or Termination Value payable pursuant to Section 13 hereof and such default shall continue for a period of 5 days after written notice of such nonpayment by Lessor to Lessee; or

             (b) Lessee shall default in the observance or performance of any other covenant required to be observed or performed by Lessee hereunder or under the terms of the agreement executed and delivered pursuant to Section
     4.14 of the Term Loan Agreements and such default shall continue for more than 30 days after written notice thereof from Lessor to Lessee; or

             (c) Any representation or warranty made by Lessee herein or in any statement or certificate furnished to Lessor, the Agent or any assignee proves untrue in any material respect as of the date of issuance or making thereof and shall not be made good within 30 days after notice thereof to Lessee by Lessor; or

             (d) Lessee shall default in the payment of principal of or interest on any obligation of Lessee for borrowed money in the unpaid principal amount of $2,000,000 or more as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

             (e) Lessee becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they may mature, or makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee or receiver for Lessee or for the major part of its property, or Lessee shall make any voluntary assignment or transfer of Lessee's interest as Lessee hereunder in a manner or to a person not permitted by the terms hereof; or

             (f) A trustee or receiver is appointed for Lessee, or for the major part of its property and is not discharged within 30 days after such appointment; or

             (g) Bankruptcy, reorganization, arrangements, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors, are instituted by or against Lessee, and if instituted against Lessee are allowed against Lessee or are consented to or are not dismissed within 60 days 'after such institution;

Lessor at its option may:

             A. Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants and terms of the Lease or to recover damages for the breach thereof; or

             B. By notice in writing to Lessee, terminate this Lease and/or Lessee's rights of possession hereunder as to all or any portion of the Unit whereupon all right, title and interest of Lessee to or in the use of the Unit shall terminate, and Lessor may, directly or by its agent, enter upon the premises of Lessee or other premises where the Unit may be located and take possession thereof (any damages occasioned by such taking of possession being hereby expressly waived by Lessee) or may, at Lessor's election, require Lessee at Lessee's expense to deliver the Unit F.O.B. to a common carrier at such location crated and packed on board such carrier. In the event of any such termination (i) Lessor shall be entitled to retain all rents and additional sums paid by Lessee hereunder there-tofore paid or received by Lessor, including any such then in its possession which, had this Lease not been declared in default, would otherwise be payable to Lessor hereunder, (ii) Lessor may recover from Lessee all rents and additional sums accrued and unpaid under any of the terms hereof as of the date of termination and (iii) Lessor may recover from Lessee as liquidated damages, but not as a penalty, an aggregate sum, which at the time of such termination, represents the excess, if any, of the then present value of all Periodic Rent for the Unit which would otherwise have accrued hereunder from the date of termination to the end of the Term of this Lease over the then present value of the aggregate fair rental value of the Unit for the balance of the Term, such present worth to be computed in each case on the basis of 4~ per annum discount from the respective dates upon which such rents would have been payable hereunder had this Lease not been terminated as to the Unit. In addition to the foregoing Lessor shall be entitled to recover from Lessee any and all damages which Lessor shall sustain by reason of the occurrence of any such Event of Default, together with a reasonable sum for attorney's fees and such expenses as shall be expended or incurred in the seizure, rental or sale of the Unit or in the enforcement of any right or privilege hereunder or in any consultation or action in connection therewith.

             The remedies herein provided in favor of Lessor in an Event of Default as hereinabove set forth shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law, in equity or in bankruptcy and the election at any time to enforce any such remedies shall in no way bar the later enforcement from time to time of such remedies.

SECTION 16. DISPOSITION OF UNITS.

             (a) Return to Lessor of Unit. Except in the case this Lease shall have been previously terminated pursuant to Section 13 hereof, at the end of the term of this Lease Lessee will surrender possession of the Unit to Lessor at the place of original installation or at such other place as the Unit shall then be located pursuant to the consent of Lessor, completely disconnected from fuel and system connections and ready for removal from any foundation supports, or if so requested by Lessor, Lessee shall deliver the Unit F.O.B. to a common carrier at such place of installation or other location, crated and packed on board such carrier. The Unit shall be fully equipped with an engine owned by Lessor, or another engine having a value and utility equivalent to or better than the engine which it replaces, duly installed thereon. At the time of such return the Unit including the engine installed thereon shall be in as good operating condition as it was on the date of the Lease Supplement called for by Section 2(c) hereof, ordinary wear and tear excepted, and the engine surrendered with the Unit shall be in operating condition comparable to airworthy condition for similar engines used on aircraft as prescribed by the Federal Aviation Administration, each such engine shall be owned by Lessor or Lessee, as the case may be, and the Unit and engines so returned shall be free and clear of all liens and encumbrances of any kind except those resulting from acts of Lessor and Permitted Encumbrances. In the event any engines not owned by Lessor shall be surrendered with the Unit as above provided, Lessee, concurrently with such delivery, will, at its own expense and at no cost to Lessor, furnish Lessor with a bill of sale, in form and substance satisfactory to Lessor, with respect to each such engine and with evidence of Lessee's title to such engine (including an opinion of Lessee's counsel that such engine shall be duly and properly titled in Lessor) and shall take such other action as Lessor may reasonable request. Upon full compliance with the teens of paragraphs (a), (b) and (c) oPound Sterling this section, Lessor will transfer to Lessee, all oPound Sterling Lessor's right, title and interest in any engine constituting part of the surrendered Unit but not installed thereon at the time of surrender for which Lessee has substituted another engine in compliance with the provisions of this paragraph (a).

             (b) Overhaul of Unit. Immediately upon the surrender of the Unit at the end of the Term, Lessee shall, if Lessor has so requested by written notice to Lessee, overhaul, or cause to be overhauled, the Unit and the engine surrendered therewith. As to the Unit, such overhaul shall be done in the same manner and with the same care as used by owners of similar equipment, and as to the engine, in the same manner and with the same care as used by owners of similar engines used to power aircraft. The Unit or engine so overhauled shall be regarded as a zero-time Unit or a zero-time engine. In the event Lessor shall request Lessee to overhaul, or cause to be overhauled, any engine as above set forth, then Lessor shall reimburse Lessee in an amount equal to (i) the difference between (x) the number of hours that the engine was run by Lessee since its last overhaul and (y) the average number of hours between overhauls for all similar engines operated by Lessee during the five year period immediately preceding the date of surrender, times (ii) the hourly market cost for overhauling engines as determined in accordance with paragraph (c) below.

             (c) "Zero Time" Requirement. Upon the surrender of any engine pursuant to paragraph (a) of this section, Lessee shall reimburse Lessor for each hour such engine has been run since its last overhaul, including any overhaul called for by paragraph (b) of this Section, by paying to Lessor an amount per hour equal to the then current hourly market cost for overhauling such engine to zero time as of the date of the surrender thereof to be determined by dividing the current market cost for overhauling such engine by the average number of hours between overhauls for all similar engines operated by Lessee during the five year period immediately preceding the said date of surrender.

             (d) Disposition Following Early Termination. Lessee shall, as agent for Lessor, dispose of the Unit with respect to which a Casualty Occurrence has occurred or as to which this Lease has otherwise been terminated pursuant to
Section 13(b) hereof as promptly as possible for the best price obtainable. Any such disposition shall be on an "As-Is", "Where-Is" basis specifically disclaiming any representation or warranty, express or implied. The proceeds of such disposition shall be allocated in the manner provided in Section 13(e) hereof unless an Event of Default (or other event which with the lapse of time or giving of notice, or both, would become an Event of Default) shall have occurred and be continuing. In no event shall Lessee, or any person, firm or corporation controlled by or affiliated with Lessee, be permitted to purchase for its own account or the account of such person, firm or corporation, the Unit as to which this Lease has been terminated pursuant to Section l3(b) hereof. During the period from the date of the Casualty Occurrence or the giving of notice of termination with respect to the Unit pursuant to Section 13(b) hereof until final disposition of the Unit, Lessee as agent for Lessor, shall use its best efforts to obtain bids for the purchase of the Unit. Lessee shall certify to Lessor in writing the amount of each bid received by Lessee and the name and address of the party submitting each such bid. Lessor may bid and purchase the Unit or obtain bids, but shall be under no duty to solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with arranging any sale. In disposing of the Unit, Lessee shall take such action as Lessor shall reasonably request to terminate any contingent liability which Lessor might have arising after such disposition.

             (e) Right of Abandonment Lessor may, in its sole discretion, elect to abandon the Unit at the end of the Term of this Lease by delivering written notice to such effect to Lessee not less than 30 days prior to the end of the Term. Title to the Unit shall pass to Lessee at the end of the Term of this Lease and thereafter Lessee shall hold Lessor harmless from any or all liabilities arising from the ownership thereof.

SECTION 17. CONSOLIDATION, MERGER AND SALE OF ALL ASSETS.

             Lessee may merge or consolidate with any other corporation or sell, lease or otherwise dispose of all or substantially all of its assets to any person, firm or corporation, provided that, in the opinion of the Lessor, Security Trustees and Trustor, the rights and powers of the Lessor or the Security Trustees shall not be adversely affected by such merger, consolidation, sale, lease or other disposition and that immediately after any such transaction no Event of Default shall have occurred and be continuing and, provided, further, that any corporation which is to be the surviving or acquiring corporation in such transaction, (a) shall be a corporation organized and existing under the laws of the United States of America or a state thereof, and
(b) shall, by agreement in writing, expressly assume the due and punctual payment of the rents and other sums due and to become due under this Lease, and the due and punctual performance and observance of all the covenants and provisions of this Lease to be performed by Lessee.

SECTION 18. FINANCIAL STATEMENTS AND REPORTS; INSPECTION AND LICENSE.

             Lessee agrees to maintain a standard and modern system of accounting in accordance with generally accepted accounting principles and will furnish to Lessor, the Security Trustees and to each holder of 10% or more of the unpaid principal amount of outstanding Term Notes:

                          (a) As soon as available and in any event within 60 days after the end of each quarterly period, except the last, of each fiscal year of Lessee, a balance sheet of Lessee as at the end of such period and a statement of income and earned surplus of Lessee for the period beginning on the first day of such fiscal year and ending on the date of such balance sheet, which statement of income and earned surplus shall set forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by the chief financial officer of Lessee;

                          (b) As soon as available and in any event within 90 days after the last day of each fiscal year, an audit report certified by an independent public accountant or firm of independent public accountants of recognized standing selected by Lessee covering the operations of Lessee and containing a balance sheet as at the end of such year and statements of income and earned surplus for such year each on a comparative basis with corresponding statements for the preceding fiscal year;

                          (c) Within the periods provided in subsection (b) above, the written statement of the chief financial officer of Lessee that Lessee is not in default under any of the terms, covenants, provisions or conditions of this Lease, or, if such default shall exist, a statement disclosing the default or defaults and the nature thereof and the action Lessee proposes to take with respect thereto;

                          (d) Promptly after their original distribution, copies of all such financial statements and reports as Lessee shall send to its stockholders;

                          (e) Such information and data as Lessor or the Security Trustees or any holder or holders of 10% or more of the unpaid principal amount of outstanding Term Notes may from time to time reasonably request as to location and the existence and status of any claims for damages (whether against the Unit or against Lessor or Lessee) arising out of the use, operation or condition of the Unit, the taxes of the nature provided to be paid by Lessee under Section 5(a) hereof which have been assessed and the amount of such taxes paid, and such other data pertinent to the Unit and the condition, use, repair and operation thereof as any such party from time to time may reasonably request. Without limiting the foregoing Lessee agrees that, without any such request, it will furnish Lessor and the Security Trustees with prompt written notice of any material damage, loss, theft or destruction, partial or complete', of the Unit; and

                          (f) Such other information as Lessor or the Security Trustees or any holder or holders of 10% or more of the unpaid principal amount of outstanding Term Notes may reasonably request concerning Lessee in order to enable Lessor or the Security Trustees to determine whether the covenants, terms and provisions of this Lease have been complied with by Lessee.

             Lessee will also permit Lessor and the Security Trustees (or such persons as Lessor or the Security Trustees or any such holder may designate) to visit and inspect, under Lessee's guidance, the Unit and any properties of Lessee and to examine the records or books of account of Lessee and to discuss the affairs, finances and accounts of Lessee with its officers and independent accountants, all at such reasonable times and as often as Lessor or the Security Trustees or any such holder may desire. Without limiting the foregoing, Lessee hereby grants to Lessor and the Security Trustees (or such persons as Lessor or the Security

Trustees may designate) an irrevocable license to enter upon the land where the Unit is located and to bring upon or across such land such trucks, cranes and other equipment-handling devices as such parties may deem necessary in connection with the exercise of Lessor's rights and remedies under this Lease. Lessee covenants and agrees that it will not permit the Unit to be located on land as to which Lessee lacks a sufficient interest to enable it alone to grant a valid license as hereinabove done.

SECTION 19. MISCELLANEOUS.

             (a) No Waiver. No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach of default by Lessee under this Lease shall impair any such right, power or remedy of Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default thereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default. All waivers under this Lease must be in writing. All remedies either under this Lease or by law afforded to Lessor shall be cumulative and not alternate. Any provision of this Lease prohibited by law shall be ineffective to the extent of such provisions without invalidating the remaining provisions hereof.

             (b) Right of Lessor to Perform. If Lessee shall fail to comply with the covenants herein contained, including its covenants with respect to the maintenance of insurance, the payment of taxes, assessments and other charges or keeping the Unit in repair and free of liens, charges and encumbrances, Lessor or the Security Trustees may, but shall not be obligated to (1) make advances to perform the same, and (ii) enter upon the land where the Unit is located to perform any and all acts required by Lessee's covenants herein contained and to take all such action thereon as in the Lessor's or the Security Trustees' opinion may be necessary or appropriate therefor. All payments so made by Lessor or the Security Trustees and all costs and expenses (including without limitation reasonable attorneys' fees and expenses) incurred in connection therewith shall be payable by Lessee upon demand as additional rent hereunder, with simple interest at the rate of 10% per annum. No entry shall be deemed an eviction of Lessee or a repossession of the Unit, and no such advance, performance or other act shall be deemed to relieve Lessee from any default hereunder.

             (c) Notices. Any notices provided for in this Lease shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered postage prepaid, addressed as follows:

             If to the Lessor or
                         the Agent:           Trustees under Atlantic City
                                                Electric Trust No. 3
                                              c/o United States Leasing
                                                Corporation
                                              633 Battery Street
                                              San Francisco, California 94111
                                              Attention: Vice President -
                                                           Lease Underwriting

             With a copy to:            Computer Financial Corporation
                                        200 St. Paul Place
                                        Baltimore, Maryland 21202
                                        Attention: President

             If to the Lessee:          Atlantic City Electric Company
                                        1600 Pacific Avenue
                                        Atlantic City, New Jersey 08404
                                        Attention: Mr. Frederick Lange

             If to the Security
                      Trustees:         Wells Fargo Bank, N.A.
                                        P. O. Box 44011
                                        San Francisco, California 94144
                                          Attention: Corporate Trust
                                                          Department

or at such other place as any such party may designate by notice given in accordance with this Section.

             (d) Further Assurances. From time to time throughout the term of this Lease, Lessee agrees to execute, acknowledge and deliver such further counterparts hereof or financing statements or such other documents which in the opinion of counsel for Lessor may be reasonably required at any time in order to comply with the provisions of any applicable law or laws at any time in force requiring the recording or filing of this instrument or a copy hereof or a financing statement or similar document in connection herewith in any public office of the United States or of any state or of any political or governmental subdivision of any state in order to establish, protect and maintain the rights and remedies of Lessor or the Security Trustees hereunder, and Lessee agrees to pay the fees or charges imposed by law for any such mandatory recording or filing, and the necessary out-of-pocket expenses of Lessor or Lessee in effecting such filing or recording.

             (e) Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of Lessor and Lessee and their respective permitted successors and assigns.

             (f) Counterparts. This Lease may be executed in any number of counterparts, each counterpart constituting an original but all together one and the same instrument and contract.

             (g) Governing Law. This Lease and all of the rights and obligations hereunder, including matters of construction, validity and performance shall be governed by the laws of the State of New Jersey.

             (h) Concerning Lessor and Agent. It is expressly understood and agreed by and' between t~' Parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, covenants, undertakings and agreements herein made on the part of Lessor, while in form purporting to be the representations, covenants, undertakings and agreements of Ben Maushardt and Frank B. Smith are nevertheless each and every one of them, made and intended not as personal representations, covenants, undertakings and agreements of them or for the purpose or with the intention of binding them personally but are made and intended for the purpose of binding only the Trust as that term is used in the Trust Agreement; such Trust is the Lessor hereunder, and this Lease is executed and delivered by Ben Maushardt and Frank B. Smith, not in their own right but solely in the exercise of the powers conferred upon them as Trustees; and no personal liability or personal responsibility is assumed by nor shall at any time be asserted or enforceable against such persons, or Agent or the Trustor on account of this Indenture of Lease or on account of any representa-tion, covenant, undertaking or agreement of such persons or Agent in this Indenture of Lease contained, either expressed or implied, all such personal liability, if any, being expressly waived and released by Lessee herein and by all persons claiming by, through or under Lessee; excepting, however, that Lessee or any person claiming by, through or under it, making claim hereunder, may look to said Trust for satisfaction of the same.

             IN WITNESS WHEREOF, Lessor, Agent and Lessee have caused this instrument to be executed, all as of the day and year first above written.

                                               FRANK B. SMITH and BEN MAUSHARDT,
                                               not individually but solely as
                                               Trustees under Atlantic City
                                               Electric Trust No. 3

                                                 --------------------,
                                                 Trustees as aforesaid

                                               LESSOR

                                               UNITED STATES LEASING CORPORATION

                                               By
                                                 -------------------------
(SEAL)                                           Vice President

ATTEST:                                        AGENT FOR LESSOR

-------------------,
Secretary                                      ATLANTIC CITY ELECTRIC COMPANY

                                               By                         ,
                                                 -------------------------
(SEAL)                                           C.F. MORGAN Vice President

ATTEST:                                          LESSEE

------------------------------,
Asst Secretary M.R. MEYER

  This Indenture of Lease and the rentals and other sums due and to become due hereunder have been assigned to, and are subject to a security interest in favor of Wells Fargo Bank, N.A. and R. T. Dreiling, as Trustees under an Indenture of Mortgage, Assignment of Lease and Security Agreement relating to Atlantic City Electric Trust No. B from Frank B. Smith and Ben Maushardt, as Trustees under the Trust Agreement referred to herein, to Wells Fargo Bank, N.A. and R. T. Dreiling, as Trustee. Information concerning such security interest may be obtained from Wells Fargo Bank, N.A., P.O. Box 44011, San Francisco, California 94144, Attention: Corporate Trust Department.

                                                        Output
                                                        Rating
                                                        (Peak
                                                        Load-
 Unit                                                   Mega-                              Description
Number             Manufacturer                         watts )                              of Unit
------             ------------                         -------                              -------
Mickle-    Westinghouse Electric 66,150              1 Westinghouse   Model W-501-AC
ton                     Corporation                    KW             Combustion Turbine Plant
No. 1                   67 Evergreen Place                            guaranteed capacity at base
                        East Orange, New                              and IS 0 conditions of 66,150
                        Jersey                                        KW net output and heat rate

of

                                                                      12,215 BTU/KW ~ one (1)

37.5/50/

                                                                      62.5 MVA (55 degrees C Rise)

42/56/70

                                                                      MVA (65 degrees C Rise) Type

OA/FA/FOA,

                                                                      3 phase, 60 cycle, oil filled
                                                                      power transformer, HV

68,800Y/

                                                                      39722 at 350 KV BIL with

FCNL

                                                                      taps at 72,400-70,600-

67,000-

                                                                      65,200, LV 13,800 delta at

ll0

                                                                      KV BIL, standard impedance

7.0%

                                                                      on OA base; fuel tank; fuel

                                                                      unloading skid; fuel
                                                                      forwarding skid; grounding
                                                                      grid; turbine control,
                                                                      indication and alarm read.-out;
                                                                      stainless steel baffles-exhaust,
                                                                      Halon 1301 fire protection,
                                                                      Option 12~ and certain other
                                                                      miscellaneous equipment.

                                Location of Unit

                                 (On Real Estate
                                  Described in
                                 Annex 1 Hereto)

                         EXHIBIT A TO INDENTURE OF LEASE

                                LOCATION OF UNIT

               ALL THAT certain lot, tract or parcel of land and premises situate in the Township of East Greenwich, County of Gloucester, State of New Jersey, more particularly bounded and described as follows:

               BEGINNING at a point in the line of lands of now or formerly Louis Mihlebach, said point also being a fourth corner in a deed from the Federal Land Bank of Springfield, to Jesse T. Mattson, et al, dated December 1, 1942 and recorded in thc Gloucester County Clerk's 0ffice in Deed Book 493, Page 316, and extending from thence (1) South 52 degrees, 42 minutes, 50 seconds West, partly in and along a division line between lands of other owners and Grantor and partly in and along a division line between lands of now or formerly Harmony Development Corporation and Grantor, a distance of 1581.47 feet to a point, said point being a corner common to lands of now or formerly Hollis A. Dersch and Grantor; thence (2)North 34 degrees, 05 minutes, 50 seconds West, partly in and along a division line between lands of said Hollis A. Dersch and Grantor and partly in and along the division line between other lands of now or formerly Harmony Develo ment Corporation, and Grantor, a distance of 1439.28 feet to a point; thence (3) North 47 degrees, 58 minutes, 40 seconds East, partly in and along the division line between lands of now or formerly Carl F. McCracken and Grantor and partly in and along the division line between lands of now or formerly Jesse T. Mattsen and Grantor, a distance, of 1494.47 feet to a point in Clonmell Creek, said Creek being the division line between lands of now or formerly Henry Geitz and Grantor; thence (4) South 27 degrees, 34 minutes, 10 seconds East, in and along the aforesaid division line between lands of said Henry Geitz and Grantor, a distance of 168.8 feet to a point, said point being an angle in Clonmell Creek; thence (5) South _8 degrees, 57 minutes, l0 seconds East, still in and along said Clonmell Greek and in and along the division line between lands of the Grantor and lands of said Henry Geitz and lands of now or formerly Matthew Szabo and lands of the aforementioned Louis Mihlebach, a distance of 1394.58 feet to the point and place of beginning.

               CONTAINS 52.25 acres of land, more or less

                             ANNEX 1 TO EXHIBIT A TO

                               INDENTURE OF LEASE

                                LEASE SUPPLEMENT

             This Lease Supplement No. __________ dated as of ________________, 1974 between FRANK B. SMITH and BEN MAUSHARDT, as Trustees (the "Lessor") and ATLANTIC CITY ELECTRIC COMPANY, a New Jersey corporation (the "Lessee"),

                              W I T N E S S E T H:

             1. Lessor and Lessee have heretofore entered into an Indenture of Lease dated as of November l, 1973 (the "Lease'~) providing for the execution and delivery of Lease Supplements substantially in the form hereof. The terms defined in the Lease shall have the same meanings when used herein.

             2. Lessee hereby acknowledges and confirms that on or prior to the date hereof the Unit identified in Exhibit A to the Lease as Lessee's Unit Mickleton No. 1 (the "Unit") has been fully assembled, installed and tested, the Unit is located and operational at 95% of its rated capacity at the site designated therefor in Exhibit A to the Lease, and upon payment in full of the Lessor's Cost of the Unit set forth below, such Unit shall be free and clear of all liens of mechanics, laborers, materialmen, and suppliers for work or services performed or materials furnished in connection with the assembly, installation and testing of such Unit. The Unit includes engines, electric generators and other component parts identified by manufacturer's serial or identification number as follows:

             3. The date on which such Unit was completed and became operational was , 1974.

             4. The Lessor's Cost for the Unit is as follows:

                         EXHIBIT B TO INDENTURE OF LEASE

                Manufacturer's invoice price paid by Lessor
                and related expenses for interest and loans
                to Lessor ......................................................$           .
                                                                                 -----------

                Interest at 9  1/4% per annum on advance payments
                reimbursed to Lessee ...........................................$           .
                                                                                 -----------
                Sales or Use Taxes and other expenses (less
                such amounts included in manufacturer's
                invoices ) .....................................................$           .
                                                                                 -----------

                     Total of Lessor's Cost for the Unit .......................$            .
                                                                                 ------------

                5. Interim Rent for the Unit paid on the date hereof: $

                6. The Periodic Rent for the Unit is payable in installments as follows:
                $______________________________on________________________, 1974
                and on each            , ______________________, and thereafter
                to and including               , 1999.

             IN WITNESS WHEREOF, Lessor and Lessee have caused this instrument to be executed, all as of the day and year first above written.

                                             FRANK B. SMITH and BEN MAUSHARDT,
                                               not individually but solely as
                                               Trustees under Atlantic City
                                               Electric Trust No. 3

                                             By                       .
                                                ----------------------
                                                 Trustee as foresaid

                                             LESSOR

                                             ATLANTIC CITY ELECTRIC COMPANY

                                             By                       .
                                                ----------------------
(SEAL)                                          Vice President

ATTEST:
                         .
-------------------------
       Secretary

                                                                LESSEE

                           SCHEDULE OF CASUALTY VALUE

             Casualty Value: The following per cent of Lessor's Cost for the Unit of Equipment, including all taxes and delivery charges, to be paid on a Periodic Rent Payment Date pursuant to Section 13 of the Equipment Lease as the result of the Unit becoming the subject of a Casualty Occurrence, depending upon when the Casualty Value is paid:

                           Payable on Date of             Casualty Value Payable
     After Rent                and in Lieu of            (in Lieu of rental pay-
     Payment No.              Rent Payment No.             ment due on such date)
     -----------              ----------------             ----------------------
              0                              1                          104.875*
              1                              2                           105.250
              2                              3                           105.500
              3                              4                           105.625
              4                              5                           105.750
              5                              6                           105.750
              6                              7                           105.875
              7                              8                           105.875
              8                              9                           105.875
              9                             10                           105.875
             10                             11                           105.875
             11                             12                           105.750
             12                             13                           103.000
             13                             14                           103.875
             14                             15                           103.750
             15                             16                           103.625
             16                             17                           103.375
             17                             18                           103.250
             18                             19                           103.000
             19                             20                           102.750
             20                             21                           100.750
             21                             22                           100.500
             22                             23                           100.125
             23                             24                            99.750
             24                             25                            99.375
             25                             26                            99.000
             26                             27                            98.500
             27                             28                            98.125
             28                             29                            95.000
             29                             30                            94.500
             30                             31                            93.875
             31                             32                            93.375
             32                             33                            92.750
             33                             34                            92.125
             34                             35                            91.500
             35                             36                            90.875

*Plus Interim Rent accrued to date of payment

                         EXHIBIT C TO INDENTURE OF LEASE

                   Payable on Date of          Casualty Value Payable
 After Rent        and in Lieu of                (in lieu of rental
 Payment No.       Rent Payment No.           payment due on such date)
 -----------       ----------------           -------------------------
 36                      37                           90.250
 37                      38                           89.500
 38                      39                           88.875
 39                      40                           88.125
 40                      41                           87.250
 41                      42                           86.500
 42                      43                           85.750
 43                      44                           85.125
 44                      45                           84.500
 45                      46                           83.750
 46                      47                           83.125
 47                      48                           82.375
 48                      49                           81.625
 49                      50                           80.875
 50                      51                           80.000
 51                      52                           79.250
 52                      53                           78.375
 53                      54                           77.500
 54                      55                           76.625
 55                      56                           75.750
 56                      57                           74.750
 57                      58                           73.875
 58                      59                           72.875
 59                      6O                           71.875
 60                      61                           70.875
 61                      62                           69.875
 62                      63                           68.750
 63                      64                           67.625
 64                      65                           66.500
 65                      66                           65.375
 66                      67                           64.250
 67                      68                           63.125
 68                      69                           61.875
 69                      7o                           60.750
 70                      71                           59.500
 71                      72                           58.250
 72                      73                           57.000
 73                      74                           55.750
 74                      75                           54.500
 75                      76                           53.125
 76                      77                           51.875
 77                      78                           50.500
 78                      79                           49.250
 79                      80                           47.875
 80                      81                           46.500

                    EXHIBIT C TO INDENTURE OF LEASE CONTINUED

                                      --2--

                           Payable on Date of             Casualty Value Payable
     After Rent                and in Lieu of            (in Lieu of rental pay-
     Payment No.              Rent Payment No.             ment due on such date)
     -----------              ----------------             ----------------------
        81                                  82                             45.125
        82                                  83                             43.750
        83                                  84                             42.375
        84                                  85                             40.875
        85                                  86                             39.500
        86                                  87                             38.000
        87                                  88                             36.625
        88                                  89                             35.125
        89                                  90                             33.625
        90                                  91                             32.125
        91                                  92                             30.625
        92                                  93                             29.125
        93                                  94                             27.500
        94                                  95                             26.000
        95                                  96                             24.375
        96                                  97                             22.875
        97                                  98                             21.250
        98                                  99                             19.625
        99                                 100                             18.000
       100                                 101                             15.000


                         EXHIBIT C TO INDENTURE OF LEASE

                                      --3--

                         SCHEDULE OF TERMINATION VALUES

Termination Value: The following percent of Lessor's Cost for the Unit of Equipment, including all taxes and delivery charges, is to be paid on a Periodic Rent Payment Date pursuant to Section 13(b) of the Indenture of Lease as the result of the Lessee's terminating the Lease with respect to the Unit:

                           Payable on Date of             Casualty Value Payable
     After Rent                and in Lieu of            (in Lieu of rental pay-
     Payment No.              Rent Payment No.             ment due on such date)
     -----------              ----------------
        59                                  60                             68.250
        6O                                  61                             67.125
        61                                  62                             65.875
        62                                  63                             64.5O0
        63                                  64                             63.25O
        64                                  65                             61.000
        65                                  66                             60.625
        66                                  67                             59.250
        67                                  68                             57.875
        68                                  69                             56.500
        69                                  70                             55.125
        70                                  71                             53.625
        7l                                  72                             51.250
        72                                  73                             50.750
        73                                  74                             49.250
        74                                  75                             47.875
        75                                  76                             46.375
        76                                  77                             44.750
        77                                  78                             43.250
        78                                  79                             41.875
        79                                  80                             40.500
        80                                  81                             39.125
        81                                  82                             37.750
        82                                  83                             36.375
        83                                  84                             35.000
        84                                  85                             33.500
        85                                  86                             32.125
        86                                  87                             30.625
        87                                  88                             29.125
        88                                  89                             27.750
        89                                  90                             26.250
        90                                  91                             24.750
        91                                  92                             23.125
        92                                  93                             21.625
        93                                  94                             20.125
        94                                  95                             18.500
        95                                  96                             17.000
        96                                  97                             15.375
        97                                  98                             13.750
        98                                  99                             12.125

                         EXHIBIT D TO INDENTURE OF LEASE

                                LEASE SUPPLEMENT

             This Lease Supplement No. 1 dated as of June 27, 1974 between FRANK
B. SMITH and BEN MAUSHARDT, as Trustees (the "Lessor") and ATLANTIC CITY ELECTRIC COMPANY, a New Jersey corporation (the "Lessee"),

                              W I T N E S S E T H:

             1. Lessor and Lessee have heretofore entered into an Indenture of Lease dated as of November l, 1973.(the "Lease") providing for the execution and delivery of Lease Supplements substantially in the form hereof. The terms defined in the Lease shall have the same meanings when used herein.

             2. Lessee hereby acknowledges and confirms that on or prior to the date hereof the Unit identified in Exhibit A to the Lease as Lessee's Unit Mickleton No. 1 (the "Unit") has been fully assembled, installed and tested, the unit is located and operational at 95% of its rated capacity at the site designated therefor in Exhibit A to the Lease, and upon payment in full of the Lessor's Cost of the Unit set forth below, such Unit shall be free and clear of all liens of mechanics, laborers, materialmen, and suppliers for work or services performed or materials furnished in connection with the assembly, installation and testing of such Unit. The Unit includes engines, electric generators and other component parts identified by manufacturer's serial or identification number as follows:

             Engine                17A5331W501AA           Westinghouse
             Generator             82P208                  Westinghouse
             Transformer           RGPll311                Westinghouse
             Oil Circuit
                Breaker               1-37Y5418            Westinghouse

             3. The date on which such Unit was completed and became operational was June 27, 1974.

             4. The Lessor's Cost for the Unit is as follows:

Manufacturer's invoice price paid by Lessor
and related expenses for interest and loans
to Lessor ..................................................$4,746,036.95
                                                             ------------
Interest at 9 1/4% per annum on advance payments
reimbursed to Lessee ....................................$       0    .
                                                          ------------
Sales or Use Taxes and other expenses (less
such amounts included in manufacturer's
invoices) ...............................................$      0     .
                                                          ------------

     Total of Lessor's Cost for the Unit ...................$4,746,036.95
                                                             ------------

             5. Interim Rent for the Unit to be paid on July 2, 1974: $4,372.71.

             6. The Periodic Rent for the Unit is payable in installments as follows:

             $91,826.32 on October 2, 1974 and on each January 2, April 2, July 2 and October 2 thereafter to and including July 2, 1999.

             IN WITNESS WHEREOF, Lessor and Lessee have caused this instrument to be executed, all as of the day and year first above written.

                                             FRANK B. SMITH and BEN MAUSHARDT,
                                               not individually but solely as
                                               Trustees under Atlantic City
                                               Electric Trust No. 3

                                               By                     .
                                                 ---------------------
                                                  Trustee as foresaid

                                               LESSOR

                                               ATLANTIC CITY ELECTRIC COMPANY

                                               By                     .
                                                 ---------------------
(SEAL)                                           Vice President
ATTEST:
                         .
-------------------------
Asst. Secretary

                                                       LESSEE

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